UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2011

ENERJEX RESOURCES, INC.

(Exact Name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-30234	88-0422242
(Commissioner File Number)	(IRS Employer Identification No.)

27 Corporate Wood, Suite 350, 10975 Grandview Drive, Overland Park, Kansas 66210
(Address of principal executive offices)

(913) 754-7754

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 27, 2011, the Registrant entered into a Joint Operating Agreement, effective as of December 31, 2010, with Haas Petroleum, LLC, a Kansas limited liability company (“Haas”) and MorMeg, LLC, a Kansas limited liability company (“MorMeg”). MorMeg and Haas are both entities controlled by Mark Haas, an individual.

Pursuant to the terms and conditions of the Joint Operating Agreement, Registrant and MorMeg, as owners of working interests in Oil and Gas Leases and/or Oil and Gas Interests in certain land located in Eastern Kansas commonly identified as the “Black Oaks Leasehold” elected Haas to be the operator of the Black Oaks Leasehold. As operator, if Haas shall upon agreement of the parties drill new wells or rework, sidetrack, deepen, recomplete wells, or plug back a dry hole as defined in the Joint Operating Agreement and subject to that certain Joint Venture Agreement.

The foregoing description is a summary only and qualified by and subject to the actual terms and conditions of the Joint Operating Agreement, attached hereto as Exhibit 10.1 and incorporated by reference herein.

On January 27, 2011, the Registrant entered into a Joint Development Agreement with Haas and MorMeg, which is effective as of December 31, 2010. The Joint Development Agreement was entered into in connection with the Joint Operating Agreement and sets forth the consideration that Haas and MorMeg are to receive for entering into the Joint Operating Agreement. Under the Joint Development Agreement, the parties terminated that certain “Joint Exploration Agreement” dated April 9, 2007, as amended, and Haas and MorMeg waived any right either party had to require Registrant to register any shares of Registrant’s common stock held by Haas or MorMeg.

In consideration of entering into the Joint Development Agreement and termination of the original Joint Exploration Agreement, Registrant agreed to issue to Haas 100,000 shares of common stock. In addition, Registrant agreed to assign to MorMeg a 5% overriding royalty interest (ORRI) covering all leases on the Black Oaks Leasehold, and a 10% working interest on all leases in the Black Oaks Leasehold.

Registrant also agreed to fund MorMeg’s 10% working interest for all capital expenditure costs invested in the Black Oaks Leasehold during the term of the agreement. This carried interest shall terminate once Registrant has funded a total of $500,000 on behalf of MorMeg, after which MorMeg will pay all costs (including capital expenditures) related to its 10% working interest. MorMeg will pay its pro rata portion of all lease operating costs from the outset of the agreement.

In addition, Registrant agreed to assign to MorMeg an additional working interest, referred to as the “Reversionary Working Interest” which will be between 0.0% and 5.0% calculated based upon the cumulative capital expenditures Registrant invests in the Black Oaks Leasehold. The Reversionary Working Interest shall equal 0.0% if the Registrant funds a total of $500,000 on behalf of Mormeg during the 5 year term of the Joint Development Agreement.

The foregoing description is a summary only and qualified by and subject to the actual terms and conditions of the Joint Development Agreement, attached hereto as Exhibit 10.2 and incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets

On January 28, 2011, the Registrant sold to Nadel and Gussman Energy, LLC, 700,000 shares of common stock in Spindeltop Oil & Gas Co., for $1,400,000 in cash.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

10.1	Joint Operating Agreement among Enerjex Resources, Inc. and Haas Petroleum, LLC, dated effective December 31, 2010 (without exhibits).
10.2	Joint Development Agreement among Enerjex Resources, Inc., Haas Petroleum, LLC and MorMeg, LLC, dated effective December 31, 2010 (without exhibits).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERJEX RESOURCES, INC.,

Date: February 2, 2011	By:	/s/ Robert G. Watson
Robert G. Watson, Chief Executive Officer and
President